UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

Primo Water Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Corporate Center III 4221 W. Boy Scout Blvd., Suite 400 Tampa, Florida, United States	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 313-1732

Cott Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without nominal or par value	PRMW	New York Stock Exchange
	PRMW	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on March 6, 2020 (the “Closing Date”), Primo Water Corporation (the “Company”) entered into a credit agreement (the “Credit Agreement”) among the Company, as parent borrower, Cott Holdings Inc. and Eden Springs Nederland B.V., each as subsidiary borrowers, certain other subsidiaries of the Company from time to time designated as subsidiary borrowers, Bank of America, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto (collectively, the “Lenders”). The material terms of the Credit Agreement are described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 10, 2020. The Credit Agreement includes a revolving credit facility (the “Revolving Credit Facility”) available for loans to the Company and its subsidiaries with aggregate commitments under the Credit Agreement of $350.0 million.

On March 31, 2020, the Company provided notice to the Lenders to borrow approximately $170.0 million (the “Borrowings”) under the Revolving Credit Facility. After giving effect to the Borrowings, the current balance of loans under the Revolving Credit Facility is $306.0 million, along with $43.3 million being utilized for letters of credit. The Borrowings are scheduled to mature five years from the Closing Date and may be repaid by the Company at any time without penalty.

The Company has elected to draw down on its Revolving Credit Facility as a precautionary measure to increase its cash position and preserve financial flexibility considering current uncertainty in the global markets resulting from the COVID-19 outbreak. The Company notes that it had sufficient liquidity prior to taking this action, and the proceeds from the Borrowings are currently being held on the Company’s balance sheet. In accordance with the terms of the Credit Agreement, the proceeds from the Borrowings may in the future be used for working capital and other general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Water Corporation
(Registrant)

April 3, 2020

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Chief Legal Officer and Secretary